UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________
FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

March 30, 2017
Date of Report (Date of earliest event reported)
__________________
THE RUBICON PROJECT, INC.
(Exact name of registrant as specified in its charter)
 __________________

Delaware	001-36384	20-8881738
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12181 Bluff Creek Drive, 4th Floor
Los Angeles, CA 90094
(Address of principal executive offices, including zip code)

310-207-0272
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.
Effective March 30, 2017, Michael Barrett, the Company’s President and CEO, was appointed to serve on the Company’s Board of Directors as contemplated by his employment agreement, which was filed as Exhibit 10.1 to the Company’s Current Report on Form 8-K filed with the Commission on March 22, 2017 (the “March 22, 2017 8-K”). Mr. Barrett will serve in Class II, with his term expiring at the Company’s annual meeting of stockholders in 2019, and will serve until his successor is duly appointed or elected and qualified, or his earlier resignation or removal.
Mr. Barrett will not serve on any committee of the board and will not receive any compensation for his service as a director. There are no arrangements or understandings between Mr. Barrett and any other persons pursuant to which Mr. Barrett was selected as a director. The compensation that Mr. Barrett will receive as an employee is described in Item 5.02 to the March 22, 2017 8-K.
Mr. Barrett is not a party to any transaction with the Company that would be required to be disclosed pursuant to Item 404 of Regulation S-K.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE RUBICON PROJECT, INC.

Date:	April 4, 2017	By:	/s/ Brian W. Copple
Brian W. Copple
General Counsel and Secretary